As filed with the Securities and Exchange Commission on September 8, 2011

Registration Nos. 333-111932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

TEFRON LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

Industrial Center Teradyon
P.O. Box 1365
Misgav 20179, Israel
 (Address, including zip code, of registrant’s principal executive offices)

Tefron Ltd. 1997 Share Option Plan
 (Full Title of the Plan)

CSC Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE  19808
(Name and address of agent for service)

(302) 636-5400
 (Telephone number, including area code, of agent for service)

Copy of Communications to:
Perry Wildes
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
+972-3-607-4444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-111932, originally filed January 15, 2004.

Tefron Ltd. (the “Company”) intends to file a Form 15F to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Misgav, Israel on the 8 day of September, 2011.

TEFRON LTD.

By:	/s/ Amit Meridor
Name: Amit Meridor
Title: Chief Executive Officer

By:	/s/ Eran Rotem
Name: Eran Rotem
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 8 day of September, 2011.

Signature	Title

/s/ Amit Meridor	Chief Executive Officer (principal executive officer)
Amit Meridor

/s/ Eran Rotem	Chief Financial Officer (principal financial and accounting officer)
Eran Rotem

/s/ Arnon Tiberg	Chairman of the Board
Arnon Tiberg

/s/ Zvi Limon	Director
Zvi Limon

_____________________________	Director
Avi Zigelman

_____________________________	Director
Braham M. Gelfand

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/s/ Yossi Shachak	Director
Yossi Shachak

_____________________________	Director
Guy Shamir

/s/ Eli Admoni	Director
Eli Admoni

/s/ Aviram Lahav	Director
Aviram Lahav

Authorized Representative in the United States

TEFRON U.S. HOLDINGS CORP.

By: /s/ Eran Rotem
Name: Eran Rotem
Title: Director

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